                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 10, 2005

                            Relationserve Media, Inc.
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             (Exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

           333-119632                              43-2053462
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     (Commission File Number)          (IRS Employer Identification Number)

             6700 N. Andrews Avenue, Fort Lauderdale, Florida 33309
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                    (Address of Principal Executive Offices)

                                 (954) 202-6000
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              (Registrant's Telephone Number, Including Area Code)

                            Chubasco Resources Corp.
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          (Former Name or Former Address, if Changed Since Last Report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written  communications  pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
/_/ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14-12)
/_/ Pre-commencement  communications  pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
/_/ Pre-commencement  communications pursuant to Rule 13-e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On June 10, 2005, our Board of Directors authorized the merger (the
"Merger") of our wholly-owned subsidiary Reland Acquisition, Inc. ("Reland"), a
Delaware corporation, with Relationserve, Inc., a Delaware corporation
("Relationserve") and entered into an Agreement of Merger and Plan of
Reorganization (the "Merger Agreement"). On June 13, 2005, a Certificate of
Merger was filed with the Secretary of State of the State of Delaware in order to complete the Merger, and on June 15, 2005 we changed our name to
Relationserve Media, Inc. Following the Merger, Relationserve (Delaware)
continued its existence as the surviving corporation to such Merger and the business of Relationserve (Delaware) became our primary business.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

            On June 13, 2005, the Merger described in Item 1.01 was completed.

            In connection with the Merger we acquired all of the issued and outstanding capital stock of Relationserve in exchange for 13,326,000 shares
(the "Merger Stock") of our common stock, par value $0.001 per share (the
"Common Stock"), and certain holders agreed to cancel 6,800,000 outstanding shares of our Common Stock following the Merger. Under the terms of the Merger
Agreement, each share of Relationserve common stock outstanding prior to the
Merger and each Relationserve warrant was converted into one share of our Common
Stock or warrant to purchase one share of our Common Stock, respectively, following the Merger. As a result, Relationserve's former stockholders became our majority stockholders and Relationserve became our wholly-owned subsidiary.
We also converted warrants to purchase 6,550,000 shares of common stock of
Relationserve into warrants to purchase 6,550,000 shares of our Common Stock and we assumed obligations under a $700,000 promissory note due in May 2007 incurred by Relationserve in connection with an acquisition. The description of the
Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is annexed hereto as Exhibit 2.1 and incorporated herein by reference.

            After giving effect to the Merger and the cancellation of 6,800,000 shares of Common Stock, we had outstanding 16,542,500 shares of Common Stock and had granted warrants to purchase 6,550,000 shares of Common Stock. Following the
Merger certain purchasers acquired 3,203,000 shares of our freely-tradable
Common Stock in privately negotiated transactions with the former holders of such shares who retained 13,500 shares of Common Stock. Following these transactions, 3,216,500 shares of Common Stock currently represent our freely-trading "public float." On June 16, 2005 we notified the National
Association of Securities Dealers, Inc., ("NASD") of our name change and requested that our Common Stock be approved for trading under a new symbol which is expected to be effective within 10 days. Until effective, our Common Stock will continue to be quoted on the automated quotation service maintained by the
NASD (OTC Bulletin Board) under our existing symbol "CHBO.OB".

            Relationserve was formed in March 2005 for the purpose of acquiring
Internet marketing assets through acquisitions. During May 2005 Relationserve purchased the assets and assumed certain liabilities of Omni Point Marketing,
LLC ("Omni Point"), and acquired Friendsand LLC ("Friendsand") by merger. These companies were acquired for a combination of cash payments and newly-issued stock. These businesses are owned through two separate wholly-owned subsidiaries. Following the Merger, we intend to continue to pursue acquisitions of similar businesses, including businesses that offer online and offline marketing programs such as permission based email advertising, email database append services, online surveys, and Internet compiled direct mail lists.

            REGISTRATION RIGHTS. In connection with the formation of
Relationserve, Relationserve agreed to file a "resale" registration statement
(the "Registration Statement") with the Securities and Exchange Commission
("SEC") in certain circumstances. Following the Merger, we assumed all of
Relationserve's obligations under these registration provisions applicable to our shares issued pursuant to the Merger.

            We are obligated to file 30 days following demand, a registration statement covering 10 million shares of our Common Stock held by certain founders of Relationserve. We are obligated to use our best efforts to cause the registration statement to be declared effective within 180 days following filing. In the event that either of these periods are not met we are obligated to pay liquidated damages equal to $28,800 per month and issue 80,000 additional warrants for each month that the Registration Statement has not been declared effective, or filed. In addition, these shares also have been granted
"piggyback" registration rights in connection with any registration of our stock in connection with a public offering of our securities for cash.

            In addition, Relationserve granted "piggyback" registration rights in connection with the purchase of Omni Point and Friendsand which requires that upon the filing of any registration statement covering our Common Stock the holders of 8,000,000 shares of our Common Stock issued as partial consideration for such acquisitions may exercise the right to have their shares included in such registration statement.

            The description of registration rights applicable to shares issued in connection with the Merger with Relationserve and the Omni Point and
Friendsand acquisitions is qualified in its entirety by reference to the Note
Purchase Agreement, Asset Purchase Agreement for Omni Point, and Agreement and
Plan of Merger for Friendsand, copies of which are annexed hereto as Exhibits
2.5, 2.3, and 2.4, respectively, and incorporated herein by reference.

            LOCK-UP AGREEMENTS. Certain shares of Common Stock issued pursuant to the Merger are subject to lock-up provisions in the Asset Purchase Agreement for Omni Point that provide restrictions on the future sale of Common Stock by certain holders. These lock-up provisions provide, in general, that Omni Point and its members, or their transferees (the "Sellers"), are required for a period of thirty (30) months after the Merger, to first offer for sale their Common
Stock to JH Associates at a price per share equal to fifty (50%) percent of the closing price on the last trading day immediately preceding the date they provide notice of their intention to sell.

            Subject to satisfaction of the rights of JH Associates, sales are not permitted prior to the five (5) year anniversary of the Omni Point Asset
Purchase Agreement, except that up to 175,000 shares may be sold, in each of the twelve full consecutive calendar months immediately following the termination of
JH Associates right of first refusal.

            CHANGE IN BUSINESS RESULTING FROM THE MERGER. Prior to the Merger we
had been an exploration stage company engaged in the business of mineral exploration incorporated in Nevada as Chubasco Resources, Inc. ("Chubasco" or
the "Corporation"). Since our formation on August 2, 2004, we had been primarily engaged in exploration activities through our wholly-owned subsidiary Chub
Exploration Ltd., a British Columbia corporation. We believe that prior to our change in control and in connection with the Merger that our former agent, Mr.
Marvin A. Mitchell, P. Eng. exercised an option that divested us of Chub and our exploration claims and rights, and terminated all of our exploration activities.
We had not realized material revenues from our exploration activities. Following the Merger, we intend to carry on Relationserve's business as our sole business.

            We have relocated our principal executive offices to those of
Relationserve located at 6700 N. Andrews Ave., Ft. Lauderdale, FL 33309. For
more information regarding Relationserve see the section entitled, "Business
Summary" below.

                                BUSINESS SUMMARY

OVERVIEW

            Relationserve (our current subsidiary) was incorporated on March 29,
2005 in the State of Delaware for the purpose of acquiring Internet marketing assets through acquisitions. Prior to the Merger, Relationserve closed two acquisitions during May 2005 and maintains two operating subsidiaries. We plan to acquire the assets and certain liabilities of additional Internet marketing or similar companies (the "Targeted Assets") and secure additional financing for acquisitions and the operation of the Targeted Assets through one or more additional private placements following the Merger.

            On May 16, 2005 Relationserve acquired certain Internet marketing assets from Omni Point Marketing, LLC, a Florida limited liability company
("Omni Point"), and the Internet social networking community, Friendsand.com
LLC, a Delaware limited liability company from its owners, and will continue to operate those businesses. The acquisition of Omni Point and Friendsand resulted in issuance of 8,000,000 shares of Relationserve Common Stock, a two-year promissory note in the principal amount of $700,000, and an agreement for the payment of $550,000 of cash ($150,000 of which was paid at closing and $400,000 of which is required to be used to satisfy certain outstanding obligations).

            We currently plan to continue our efforts to acquire businesses engaged in or related to Internet marketing and advertising. We may issue additional shares of Common Stock, preferred stock, warrants to acquire shares of our Common Stock, or make cash payments, or a combination thereof, in connection with such acquisitions.

            Prior to the Merger, Relationserve raised $1.125 million from the sale of equity, and will seek to raise up to an additional $10 - $20 million in additional equity financing for working capital, operations, and growth within
12 months.

INTERNET MARKETING BUSINESS

            We intend to pursue the acquisition of additional businesses that are providers of cost-effective search engine marketing services. These targeted businesses should offer advertisers integrated online and offline marketing programs including permission based email advertising, email database append services, online surveys, and Internet compiled direct mail lists or related services and service the nation's advertising agencies, large consumer marketers and direct marketers. Our strategy is to undertake a roll-up of several similar businesses operating in the described markets in order to satisfy our objective of operating a number of Internet marketing concerns.

            The Internet marketing business acquired from Omni Point by
Relationserve during May 2005 is a leading provider of cost-effective search engine marketing services. The business offers advertisers integrated online and offline marketing programs including permission based email advertising, email database append services, online surveys, and Internet compiled direct mail lists. We service advertising agencies, large consumer marketers and direct marketers. Through a team of direct sales representatives and innovative marketing techniques, we pursue a highly aggressive direct sales strategy.

            We have acquired various proprietary software technologies which enable us to effectively deliver email broadcast and email data append products.
We are able to deliver in excess of 100 million pieces of permission-based email in a day, and our technologies allow us to accurately process and append electronic data to traditional databases.

PRODUCTS

TARGETED OPT-IN EMAIL

            We have over 50 million opt-in subscribers. We believe we possess more owned names than any known industry competitor. We own and manage hundreds of targeted lists and a network of permission-based websites, with access to hundreds more via list brokers relationships. Our data sources include:

Allsportpage.com                                        CellSavvy
----------------                                        ---------
Doyouwanttowin.com                                      Greeting-cards.com
------------------                                      ------------------
Freecatalogs4you.com                                    IntelliaantX Technology
--------------------                                    -----------------------
Funforchildren.net                                      Neoplanet.com
------------------                                      -------------
Healthandnutritiontips.com                              Pagoo.com
--------------------------                              ---------
Plantentertaiment.net                                   Paltalk.com
---------------------                                   -----------
Reduceyourbills.net                                     allaboutb2accounting.com
-------------------                                     ------------------------
Refmacneandmortgages.com                                Allabout2blegal.com
------------------------                                -------------------
Weddingsweeps.com                                       Allabout2bprinting.com
-----------------                                       ----------------------
Winthekeys.com                                          Allabout2bfinance.com
--------------                                          ---------------------
Wintotravel.com                                         Allabout2bHR.com
---------------                                         ----------------
African-American Consumers                              Allabout2binsurance.com
--------------------------                              -----------------------
America's Biggest Spenders                              Allabout2bshipping
--------------------------                              ------------------
Asian-American Consumers                                Allabout2bconsulting.com
------------------------                                ------------------------

Confirmed Smokers                                       opmbooks.com
-----------------                                       ------------
Creditworthy Homeowners                                 opmautos.com
-----------------------                                 ------------
Golfers online                                          opmmovies.com
--------------                                          -------------
Latin American Consumers                                opmmusic.com
------------------------                                ------------
Nurses Online                                           opminternet.com
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Online Gamblers                                         opmapperal.com
---------------                                         --------------
Pet Owners                                              opmsports.com
----------                                              -------------
Retired.com                                             opmoffice.com
-----------                                             -------------
US Hispanic Consumers                                   opmtravel.com
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Confirmed online shoppers                               thetribunetwork.com
-------------------------                               -------------------
Brian Tracy Online Subscribers                          allaboutb2b.com
------------------------------                          ---------------
Business.com                                            opmmall.com
------------                                            -----------

EMAIL APPEND

            Our email append solution allows marketers to augment their existing customer database with our permission-based email data. When a match is confirmed the customer's email address is added to the client's file. This dramatically increases the value of its client's database and allows the client to save time and money through email marketing. Our append clients also gain the ability to the market more efficiently through multi-channel campaigns.

ONLINE REGISTRATION (CO-REG)

            Our co-registration service is a product that can build an in-house database of new prospective clients. Through key strategic alliances, we are the front end registration solution for a variety of products and services. These include product registration sites, online newsletter registration and trial-software download sites. Custom co-registrations can also be created for lead generation requirements.

LEAD GENERATION

            We offer lead generation programs to assist a variety of businesses with customer acquisition. We pre-screen the leads through online surveys to meet client's specified criteria. We currently generate leads for the following industries: mortgage; debt reduction/debt consolidation; auto sales;
telecommunications; insurance and investment agents.

DIRECT MAIL AND POSTAL LIST

            We have compiled an Internet responders' postal mailing list. This list is sourced from online registration and individuals who have responded to online campaigns. These consumers are responders to offers and may have purchased products and services through online and offline channels. We offer a wide variety of demographic and psycho-graphic criteria for customers list selection.

ONLINE MARKET RESEARCH

            We believe that we have developed the most complete online consumer survey at www.omnisurveyusa.com. We offer a variety of targeted leads generated from our ongoing survey responses. We also offer marketers the opportunity to add specific questions to the consumer surveys. We then sell the response information to the marketer on a cost-per-response basis. If a marketer or a market research company needs a full survey completed, the survey responders offer an ideal survey panel and are highly responsive to all types of market research. We will broadcast its client's survey to a designated responder list on a cost-per-thousand basis.

MARKETS

            Our products and services can be marketed to a vast array of companies. Our potential clients comprise virtually any business that depends on consumer advertising. Our sales department currently focuses on adding new clients to our operating business. The following is an overview of our three primary channels through which we market our products and services:

DIRECT SALES:

            Through our direct marketing sales team and business development executives, we pursue major consumer marketers and direct marketers through telesales efforts, direct marketing, presences at various trade shows, and on-site client presentations.

ADVERTISING AGENCIES:

            We offer our products and services at a discounted rate to traditional advertising agencies and online marketing agencies. These valuable resellers offer our products and services to their clients as a stand-alone marketing effort or as part of a large multi-channel marketing campaign.

LIST BROKERS:

            We offer our products and services at a discounted rate to a network of list brokers. These organizations, which have years of experience marketing postal lists, can expand their product line and revenue potential by offering our email marketing lists. We reach many direct marketers through affiliate list brokers.

COMPETITION

            We compete with a variety of different online marketers and data processing services.

            We also compete with those who sell performance-based advertising or search marketing services to merchants, aggregate or optimize advertising inventory for distribution through search engines, product shopping engines, directories, Web sites or other outlets, or provide destination Web sites or other distribution outlets that reach end users or customers of the merchants.

            Our industry (defined by the sale of online advertising and marketing services) is highly competitive. Although overall Internet advertising expenditures have increased in the last few years, the advertising industry has suffered in certain respects as many online businesses have ceased operations and many traditional businesses have scaled back their advertising budgets. We believe that today's typical Internet advertiser is becoming more sophisticated regarding the different forms of Internet advertising, how to purchase Internet advertising in a cost-effective manner, and return on investment measurement.

The competition for this pool of advertising dollars has also put downward pressure on pricing points, and online advertisers have demanded more effective means of reaching customers. We believe that these factors have contributed to the growth of performance-based advertising relative to certain other forms of online advertising and marketing, and as a result this sector has attracted many competitors and will continue to attract competitors.

            Due to the long-term growth trends in online advertising,
competitors, real and potential, range in size and focus. Our competitors may include such diverse participants as small referral companies, established advertising agencies, inventory resellers, search engines, and destination Web sites. Furthermore, we may also compete with traditional offline media such as television, radio and print and direct marketing companies.

            We are also affected by the competition among destination Web sites that reach users or customers of search services. Several large media and search engine companies dominate this end of the transaction channel, although thousands of other smaller outlets are available to customers as well. User traffic among the media and search engine companies is concentrated among such larger participants as AOL, Google, Microsoft through MSN Search, and Yahoo!
through FAST, Inktomi, Overture and Yahoo! Search. The online search industry continues to experience consolidation of major Web sites and search engines, which has the effect of increasing the negotiating power of these parties in relation to smaller providers.

MANAGEMENT OF RELATIONSERVE

            Danielle Karp, currently our President, Secretary, and sole director, earned a Bachelors of Arts Degree in accounting from Washington and
Jefferson University and a MAIS with a Masters of Business Administration (MBA)
concentration from The George Mason University. She obtained her CPA license in
Virginia and is no longer practicing. She previously was employed by KPMG Peat
Marwick, Center for International Business Travel (CBIT), Naviant, Inc. and Omni
Point.

            Scott Hirsch presently serves as Chief Operating Officer of
Relationserve. Previously he founded Naviant, Inc. which was sold to Equifax,
Inc. in August 2002. Mr. Hirsch was also Chief Operating Officer of Naviant,
Inc. Before founding Naviant, Mr. Hirsch was the Chief Marketing Officer at
Seisint, Inc., a leading data information services. Mr. Hirsch was also formerly the Chairman and Chief Executive Officer of the Internet Video Group, an online entertainment business. Mr. Hirsch also served as the Vice President and Chief
Operating Officer of Lens Express. Mr. Hirsch is a nationally recognized expert in Internet marketing and direct marketing and has been featured in many national publications.

INDEMNIFICATION

            Our Articles of Incorporation provide that the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes ("NRS"). If the NRS is
amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

            In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by us in our bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of ours), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of ours or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at our request as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by us or through insurance purchased and maintained by us or through other financial arrangements made by us, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by us.
To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, we shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding
(including without limitation, an action, suit or proceeding by or in the right of ours), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder, including, but not limited to, in connection with such person being deemed an Unsuitable
Person.

            Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

            We also are permitted to and have applied for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

            In addition, pursuant to the Merger Agreement, if Relationserve is entitled to indemnification, for any reason, including but not limited to a breach of a representation or warranty, we may become obligated to issue to
Relationserve's stockholders additional shares of our Common Stock in an aggregate amount equal to the amount of damages divided by the fair market value of our Common Stock.

EMPLOYEES

            We currently have 37 full time employees, and currently anticipate hiring additional employees in sales, marketing, and technology.

OUR INDUSTRY OVERVIEW

            Management believes Internet searching and online advertising are sectors poised for tremendous growth and the growth in Internet searching has led many advertisers to dramatically increase their level of advertising investment in search-based promotional methods.

            This growth is fueled by the increased acceptance of the Internet as a commerce/marketing medium, the rapid expansion of early stage international markets, the growth of overall Internet usage and broadband Internet access, and by the advertiser's realization of the cost effectiveness of Internet search advertising. This growth will create significant future opportunities to generate profits from search engine related marketing.

KEY GROWTH DRIVERS

      o     INCREASED E-COMMERCE - The growth in Internet search revenues has been proportional to growth in e-commerce. As consumers migrate to
            Internet based purchasing, advertisers seek to promote their products or services using Internet methods, the most effective of which has proven to be Internet searching Search.

      o     GROWTH OF THE INTERNET AND BROADBAND ACCESS - The organic growth of the Internet has created a massive domestic audience rivaling the use of television. This large audience provides an almost
            unparalleled source of potential customers for merchants and a massive source of advertising and marketing dollars for those firms interested in search engine marketing. This audience is not only growing in size but increasing its time spent on the Internet.

      o     Increased Acceptance of Internet Searching as a Powerful Marketing
            Channel - Although once considered only a method for Internet users to locate information, its potential as a marketing tool has been quickly realized. The massive growth of those companies offering search engine marketing services is demonstrative of the realization among advertisers of the power of Search as a business acquisition medium.

      o     INTERNATIONAL MARKET EXPANSION - Most international Internet markets are still in the very early stages of development. As the
            international market begins to approach the domestic market in terms of penetration, massive monetization opportunities are expected to be created, including strong e-commerce and search engine marketing opportunities.

      o     COST EFFECTIVENESS/HIGH RETURN ON INVESTMENT - Due to its relatively low cost and high conversion rates, Internet searching based marketing offers advertisers a very high return on investment compared to traditional marketing vehicles.

OPPORTUNITY

            Despite the massive growth in Search, several problems in the industry have not been addressed adequately by the majority of search engine marketing companies including:

                                       10

      o     Placement competition due to the concentration of Search traffic is leading to quickly rising costs of effective paid listing keywords, limiting smaller businesses access to paid listings;

      o     Difficulty maintaining high rankings in unpaid listings, which represent a large portion of search traffic;

      o     Low return on investment due to excessive CPC charges from uninterested searchers; and

      o     Poor conversion/low close rates due to low quality traffic.

FUTURE MARKET TRENDS

            Management believes that we should be uniquely positioned to benefit from four major trends that will shape the future of the search engine world.
The recent success of Overture and Google has proven that search listings can be translated into significant revenue streams generating high levels of advertising satisfaction and return on investment for customers.

            Our search engine marketing service will benefit significantly from any future increases in volume and prices of search advertising, particularly in the small business segment.

INTERNATIONAL MARKET DEVELOPMENT

            International Internet traffic is already significantly larger in volume than domestic Internet traffic, with approximately 400 million Internet users abroad compared to close to 160 million in the United States. In addition, currently there are approximately 305 million searches occurring outside of the
United States daily, growing at an annual rate of 20%. At this pace, the international market for search marketing services may soon eclipse the size of the domestic opportunity. This trend is amplified by the major portals and
Internet companies adopting international models offering increased search and
Internet services abroad.

            Although this market does not currently have the monetization potential of the domestic opportunity, the growth rate of monetization in the international markets is much faster than in the United States. Currently the largest international Internet markets are Japan, Germany, Korea, United
Kingdom, France, Italy, and Spain. However, it is likely that within the next decade China, India and Latin America will provide opportunities that shall exceed the current largest international markets in size.

            Our services are easily expandable to an international customer base and would benefit from increased use of search engines and e-commerce at a multinational level.

BUSINESS STRATEGY

            Our business strategy focuses on the addition of new clients by the company's sales force. As new clients are added, they either pre-fund accounts with the Company for a pre-determined amount of traffic or pay a flat fee to have content added to their site or a new site build for them to own. In addition, there will be a focus on continuing to develop out more content which will drive future ad revenues.

                                       11

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

            We seek to protect our intellectual property through existing laws and regulations and by contractual restrictions. It relies upon trademark, copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to help protect intellectual property. We do not have any patents or patent-pending technology.

GOVERNMENT REGULATION

            We are subject to governmental regulation much like many other companies. There are still relatively few laws or regulations specifically addressed to the Internet. As a result, the manner in which existing laws and regulations should be applied to the Internet in general, and how they relate to our businesses in particular, is unclear in many cases. Such uncertainty arises under existing laws regulating matters, including user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, content regulation, quality of products and services, and intellectual property ownership and infringement.

            To resolve some of the current legal uncertainty, we expect new laws and regulations to be adopted that will be directly applicable to our activities. Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen the growth in use of the Internet in general.

            Several new federal laws that could have an impact on our business have already been adopted. The Digital Millennium Copyright Act is intended to reduce the liability of online service providers for listing or linking to third party Web sites that include materials that infringe copyrights or rights of others. The Children's Online Protection Act and the Children's Online Privacy
Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. In addition, the
Protection of Children from Sexual Predators Act requires online services providers to report evidence of violations of federal child pornography laws under certain circumstances.

            The foregoing legislation may impose significant additional costs on our business and subject us to additional liabilities, if we were not to comply fully with their terms, whether intentionally or not. If we did not meet the safe harbor requirements of the Digital Millennium Copyright Act, we could be exposed to copyright actions, which could be costly and time-consuming. The
Children's Online Protection Act and the Children's Online Privacy Protection
Act impose fines and penalties to persons and operators that are not fully compliant with their requirements. The federal government could impose penalties on those parties that do not meet the full compliance practices of the
Protection of Children from Sexual Predators Act. We intend to fully comply with the laws and regulations that govern its industry, and intend to employ internal resources and incur outside professional fees to establish, review and maintain policies and procedures to reduce the risk of noncompliance.

                                       12

            We post our privacy policy and practices concerning the use and disclosure of any user data on its Web sites. Any failure to comply with posted privacy policies, Federal Trade Commission requirements or other domestic or international privacy-related laws and regulations could result in proceedings by governmental or regulatory bodies that could potentially harm our business, results of operations and financial condition. In this regard, there are a large number of legislative proposals before the U.S. Congress and various state legislative bodies regarding privacy issues related to our businesses. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could harm our business through a decrease in user registrations and revenue. These decreases could be caused by, among other possible provisions, the required use of disclaimers or other requirements before users can utilize our services.

COMPANY HISTORY - TERMINATED ACQUISITION WITH CENUCO, INC.

            Omni Point was formed as a Florida limited liability company in
February 2002.

            During 2004 Omni Point agreed to the acquisition of Omni Point by
Cenuco, Inc. (AMEX:ICU) under an Asset Purchase Agreement dated October 25, 2004 for $22,500,000 payable $5,400,000 cash, and $17,100,000 in shares of Cenuco common stock. Following public announcement of the transaction, on December 20,
2004, Cenuco announced that it had terminated the agreement because its board of directors and management had come to a decision that pursuing the transaction was no longer in the best interests of Cenuco and its stockholders. In connection with the termination of the transaction, Omni Point agreed to terminate the acquisition agreement and to pay a fixed sum to Cenuco.

CERTAIN TRANSACTIONS

            Our bridge loan holders received 6,000,000 five-year warrants in connection with their organizational and formation efforts for Relationserve and for providing the bridge loan advances, advisory services, and negotiating the
Company's initial acquisitions of Omni Point and Friendsand. The exercise price of the warrants issued to bridge loan holders is $0.25 per share.

            Prior to its acquisition by Relationserve, Friendsand reported no significant revenue, substantially all of which had been reported as income of
Omni Point. Following the date of the Merger, Friendsand and Omni Point may continue to report consolidated revenues and other transactions.

            Scott Hirsch, presently the Chief Operating Officer of our subsidiary Relationserve, was an indirect majority owner and President of Omni
Point, the seller of the Omni Point assets to Relationserve. Stacy McCall, the wife of Scott Hirsch, received a $700,000 promissory note in connection with the sale of Friendsand, and Danielle Karp, our President, Secretary, and sole director, is sister to Scott Hirsch.

CERTAIN LEGAL PROCEEDINGS

            During December 2004 federal search warrants were served on Omni
Point and certain of its executives and owners, including Scott Hirsch. Our management believes that the search warrants relate to allegations that Omni

                                       13

Point had used certain software owned by L-Soft Software beginning in January
2004. However, Omni Point (and its owners) are not presently aware of the basis upon which the federal search warrant was issued and the allegations may be based upon other facts or claims. Omni Point believes it has turned over to the
Federal Bureau of Investigation the servers subject to the search warrants. It is not possible to assess if or to what extent these matters would impact us or the business or operations of Relationserve. Management believes that these events were the primary reason for termination by Cenuco of the Cenuco acquisition.

                                  RISK FACTORS

RISKS RELATING TO THE COMPANY

OUR LIMITED OPERATING HISTORY MAKES EVALUATION OF OUR BUSINESS DIFFICULT.

            Relationserve was incorporated in March 2005 and has limited historical financial data upon which to base planned operating expenses or forecast accurately future operating results. Further, our limited operating history will make it difficult for investors and securities analysts to evaluate our business and prospects. An investor must consider our prospects in light of the risks, expenses and difficulties we may face as an early stage company with a limited operating history. We are completely reliant upon the former management of Omni Point and personnel expected to be hired from additional
Targeted Assets which have not yet been identified, who have joined or will join our company as management.

WE MAY BE UNABLE TO EFFECTIVELY INTEGRATE OMNI POINT OR ADDITIONAL TARGETED
ASSETS OR INCORRECTLY ASCERTAIN THE MERITS OR RISKS OF OUR OR SUCH TARGETED
ASSETS OPERATIONS.

            We will be affected by numerous risks inherent in our operations and the operations of additional Targeted Assets. Although our management will endeavor to evaluate the risks inherent in our business, other targeted businesses, and the industry generally, we cannot assure that we will properly ascertain or assess all of the significant risk factors.

WE MAY REQUIRE ADDITIONAL FUNDING TO SUPPORT OUR OPERATIONS AND CAPITAL
EXPENDITURES, WHICH MAY NOT BE AVAILABLE AND WHICH LACK OF AVAILABILITY COULD
ADVERSELY AFFECT OUR BUSINESS.

            We may need additional funds to support our growth, fund future acquisitions, to pursue business opportunities, to react to unforeseen difficulties or to respond to competitive pressures. There can be no assurance that any financing arrangements will be available in amounts or on terms acceptable, if at all. Furthermore, the sale of additional equity or convertible debt securities may result in further dilution to existing stockholders. If we raise additional funds through the issuance of debt, we will be required to service that debt and we are likely to become subject to restrictive covenants and other restrictions contained in the instruments governing that debt, which may limit our operational flexibility. If adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate material parts of the implementation of our business strategy, including the possibility of additional acquisitions or internally developed businesses.

                                       14

WE MAY MAKE ADDITIONAL ACQUISITIONS, WHICH COULD DIVERT MANAGEMENT'S ATTENTION,
CAUSE OWNERSHIP DILUTION, AND BE DIFFICULT TO INTEGRATE.

            Our business strategy depends in part upon our ability to identify, structure, and integrate acquisitions, in addition to Omni Point and Friendsand, that are complementary with our business model. Acquisitions, strategic relationships and investments in the technology and Internet sectors involve a high degree of risk. We may also be unable to find a sufficient number of attractive opportunities, if any, to meet our objectives. Although many technology and Internet companies have grown in terms of revenue, few companies are profitable or have competitive market share. Our potential acquisitions, relationships, investment targets and partners may have histories of net losses and may expect net losses for the foreseeable future.

            Acquisition transactions are accompanied by a number of risks that could harm us and our business, operating results and financial condition:

      o     We could experience a substantial strain on our resources, including time and money, and may not be successful;

      o     Our management's attention may be diverted from our ongoing business concerns including the management of Omni Point and Friendsand;

      o     While integrating new companies, we may lose key executives or other employees of these companies;

      o     We could experience customer dissatisfaction or performance problems with an acquired company or technology;

      o     We may become subject to unknown or underestimated liabilities of an acquired entity or incur unexpected expenses or losses from such acquisitions; and

      o     We may incur possible impairment charges related to goodwill or other intangible assets or other unanticipated events or
            circumstances, any of which could harm our business.

            Consequently, we might not be successful in integrating any acquired businesses, products or technologies, and might not achieve anticipated revenue and cost benefits.

WE MAY BE UNABLE TO EFFECT AN ADDITIONAL ACQUISITION OR INCORRECTLY ASCERTAIN
THE MERITS OR RISKS OF AN ADDITIONAL ACQUIRED COMPANY.

            To the extent we complete an acquisition in addition to the Omni
Point and Friendsand acquisitions, we may be affected by numerous risks inherent in its business operations. Although our management will endeavor to evaluate the risks inherent in a business or industry, we cannot assure an investor that we will properly ascertain or assess all of the significant risk factors.

                                       15

WE MAY BE UNABLE TO ATTRACT AND RETAIN KEY EMPLOYEES.

            Failure to attract and retain necessary technical personnel and skilled management could adversely affect our business. Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. Our success also depends on the skills, experience and performance of key members of our management team, currently consisting primarily of members of management and employees formerly associated with Omni Point. The loss of any key employee, could have an adverse effect on our prospects, business, financial condition, and results of operations.

            The lack of experience of our management team puts us at a competitive disadvantage. Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements. Our failure to do so could lead to penalties and further result in the deterioration of our business.

WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE OUR GROWTH.

            Our strategy envisions continuing to grow our business. If we fail to effectively manage growth, our financial results could be adversely affected.
Additional growth may place a strain on management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise, and manage new employees. We may not be able to:

      o     meet our capital needs;

      o     expand our systems effectively or efficiently or in a timely manner;

      o     allocate our human resources optimally;

      o     identify and hire qualified employees or retain valued employees; or

      o     incorporate effectively the components of additional business that we may acquire in our effort to achieve growth.

            If we are unable to manage our growth or our operations, our financial results could be adversely affected.

                                       16

THE LOSS OF OUR SENIOR MANAGEMENT COULD HARM OUR CURRENT AND FUTURE OPERATIONS
AND PROSPECTS.

            We are heavily dependent on the continued services of members of our senior management team and will be heavily dependent upon the management teams of acquired businesses. We do not have employment agreements with any members of senior management. Each of those individuals without employment agreements may voluntarily terminate employment with us at any time upon short notice.

IF WE ARE UNABLE TO OBTAIN ADEQUATE INSURANCE, OUR FINANCIAL CONDITION COULD BE
ADVERSELY AFFECTED IN THE EVENT OF UNINSURED OR INADEQUATELY INSURED LOSS OR
DAMAGE. OUR ABILITY TO EFFECTIVELY RECRUIT AND RETAIN QUALIFIED OFFICERS AND
DIRECTORS COULD ALSO BE ADVERSELY AFFECTED IF WE EXPERIENCE DIFFICULTY IN
OBTAINING ADEQUATE DIRECTORS' AND OFFICERS' LIABILITY INSURANCE.

            We may not be able to obtain insurance policies on terms affordable to us that would adequately insure our business and property against damage, loss, or claims by third parties. To the extent our business or property suffers any damages, losses, or claims by third parties which are not covered or adequately covered by insurance, our financial condition may be materially adversely affected.

            We may be unable to secure or maintain insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors.

CERTAIN LEGAL PROCEEDINGS.

            As described above under "Legal Proceedings" there is presently uncertainty regarding the impact that a search warrant served on Omni Point and certain of its affiliates in December 2004 could have, or the alleged legal matters underlying such warrant could have, on us and the continued availability of certain key management members, including Scott Hirsch. No assurance can be given as to the outcome of such matters, nor the impact that such matters may have, on us, Scott Hirsch, or other persons associated with Omni Point.

IF WE DO NOT MAINTAIN AND GROW A CRITICAL MASS OF MERCHANT ADVERTISERS, OUR
OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

            Our success depends, in part, on our and any additional acquired business's maintenance and growth of a critical mass of merchant advertisers and a continued interest in our and any additional acquired business's performance-based advertising and search marketing services. If, through our or any additional acquired business, we are unable to achieve a growing base of merchant advertisers, we may not successfully develop or market technologies, products or services that are competitive or accepted by merchant advertisers.
Any decline in the number of merchant advertisers could adversely affect our operating results generally.

                                       17

WE WILL BE DEPENDENT UPON SEVERAL OF THE MAJOR SEARCH ENGINES TO CONTINUE TO
PROVIDE US TRAFFIC THAT MERCHANT ADVERTISERS DEEM TO BE OF VALUE, AND IF THEY DO
NOT, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE VALUE OF OUR SERVICES.

            We will be dependent upon several of the major Internet search engines namely Google, Yahoo!, MSN and AOL to provide traffic that merchant advertisers deem to be of value. We will monitor the traffic delivered to our merchant advertisers in an attempt to optimize the quality of traffic we deliver. We will review factors such as non-human processes, including robots, spiders, scripts (or other software), mechanical automation of clicking and other sources and causes of low-quality traffic, including, but not limited to, other non-human clicking agents. Even with such monitoring in place, there is a risk that a certain amount of low-quality traffic will be provided to our merchant advertisers, which, if not contained, may be detrimental to those relationships. Low-quality traffic (or traffic that is deemed to be less valuable by our merchant advertisers) may prevent us from growing our base of merchant advertisers and cause us to lose relationships with existing merchant advertisers or any additional acquired business.

WE MAY BE SUBJECT TO LITIGATION FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS
OF OTHERS.

            Our success will depend, in part, on our ability to protect our intellectual property and to operate without infringing on the intellectual property rights of others. There can be no guarantee that any of our intellectual property will be adequately safeguarded, or that it will not be challenged by third parties. We may be subject to patent infringement claims or other intellectual property infringement claims that would be costly to defend and could limit our ability to use certain critical technologies.

            During December 2004, Omni Point was informed that certain email software it may have employed infringed certain patents held by L-Soft Software.
In December 2004, the Federal Bureau of Investigation secured and served a search warrant upon Omni Point, Scott Hirsch, and certain other Omni Point employees. Should such events lead to a criminal prosecution or civil action these events could have a significant negative impact on our business and operations.

            Any additional patent litigation could negatively impact our business by diverting resources and management attention from other aspects of the business and adding uncertainty as to the ownership of technology and services that we view as proprietary and essential to our business. In addition, a successful claim of patent infringement against us and our failure or inability to license the infringed or similar technology on reasonable terms, or at all, could have a material adverse effect on our business.

WE MAY BE INVOLVED IN LAWSUITS TO PROTECT OR ENFORCE ANY PATENTS THAT WE
CURRENTLY HOLD OR MAY BE GRANTED, WHICH COULD BE EXPENSIVE AND TIME CONSUMING.

            We may initiate patent litigation against third parties to protect or enforce our patent rights, although we presently do not own any patents, and we may be similarly sued by others. We may also become subject to interference proceedings conducted in the patent and trademark offices of various countries to determine the priority of inventions. The defense and prosecution, if necessary, of intellectual property suits, interference proceedings and related legal and administrative proceedings is costly and may divert our technical and

                                       18

management personnel from their normal responsibilities. We may not prevail in any of these suits. An adverse determination of any litigation or defense proceedings could put our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not being issued.

            Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation. If securities analysts or investors perceive these results to be negative, they could have an adverse effect on the trading price of our Common Stock.

RISKS RELATING TO OUR INDUSTRY

IF WE ARE UNABLE TO COMPETE IN THE HIGHLY COMPETITIVE PERFORMANCE-BASED
ADVERTISING AND SEARCH MARKETING INDUSTRIES, WE MAY EXPERIENCE REDUCED DEMAND
FOR OUR PRODUCTS AND SERVICES.

            We expect to operate in a highly competitive environment. We principally will compete with other companies in the following main areas:

      o     sales to merchant advertisers of performance-based advertising; and

      o     services that allow merchants to manage their advertising campaigns across multiple networks and track the success of these campaigns.

            Although we expect to pursue a strategy that allows us to
potentially partner with all relevant companies in the industry, there are certain companies in the industry that may not wish to partner with us.

            We expect competition to intensify in the future because current and new competitors can enter our market with little difficulty. The barriers to entering such markets are relatively low. In fact, many current Internet and media companies presently have the technical capabilities and advertiser bases to enter the search marketing services industry. Further, if the consolidation trend continues among the larger media and search engine companies with greater brand recognition, the share of the market remaining for us and other smaller search marketing services providers could decrease, even though the number of smaller providers could continue to increase. These factors could adversely affect our competitive position in the search marketing services industry.

            Some of our competitors, as well as potential entrants into our market, may be better positioned to succeed in this market. They may have:

      o     longer operating histories;

      o     more management experience;

                                       19

      o     an employee base with more extensive experience;

      o     a better ability to service customers in multiple cities in the
            United States and internationally by virtue of the location of sales offices;

      o     larger customer bases;

      o     greater brand recognition; and

      o     significantly greater financial, marketing and other resources.

            In addition, many current and potential competitors can devote substantially greater resources than we can to promotion, web site development and systems development. Furthermore, there are numerous larger, more well-established and well-financed entities with which we will compete and that could acquire or create competing companies and/or invest in or form joint ventures in categories or countries of interest to us, all of which could adversely impact our business. Any of these trends could increase competition and reduce the demand for any of our services.

IF WE ARE NOT ABLE TO RESPOND TO THE RAPID TECHNOLOGICAL CHANGE CHARACTERISTIC
OF OUR INDUSTRY, OUR PRODUCTS AND SERVICES MAY NOT BE COMPETITIVE.

            The market for our services is characterized by rapid change in business models and technological infrastructure, and we will need to constantly adapt to changing markets and technologies to provide competitive services. We believe that our future success will depend, in part, upon our ability to develop our services for both our target market and for applications in new markets. We may not, however, be able to successfully do so, and our competitors may develop innovations that render our products and services obsolete or uncompetitive.

OUR TECHNICAL SYSTEMS WILL BE VULNERABLE TO INTERRUPTION AND DAMAGE THAT MAY BE
COSTLY AND TIME-CONSUMING TO RESOLVE AND MAY HARM OUR BUSINESS AND REPUTATION.

            A natural or man-made disaster or other cause could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition, and results of operations. Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunications failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and "hackers," and other similar events, and other unanticipated problems.

            We presently may not posses and may not have developed or
implemented adequate protections or safeguards to overcome any of these events.
We also may not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data, render us unable to provide services to our customers, expose us to material risk of loss or litigation and liability, materially damage our reputation and our visitor traffic may decrease as a result. In addition, if a person is able to circumvent our security measures, he or she could destroy or

                                       20

misappropriate valuable information or disrupt our operations which could cause irreparable damage to our reputation or business. Similar industry-wide concerns or events could also damage our reputation or business. Our insurance, if obtained, may not be adequate to compensate us for all losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may not be able or may decline to do so for a variety of reasons.

            If we fail to address these issues in a timely manner, we may lose the confidence of our merchant advertisers, our revenue may decline and our business could suffer.

WE WILL RELY ON THIRD PARTY CO-LOCATION PROVIDERS, AND A FAILURE OF SERVICE BY
THESE PROVIDERS COULD ADVERSELY AFFECT OUR BUSINESS AND REPUTATION.

            We will rely upon third party co-location providers to host our main servers. In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer servers ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. In the past, short-term outages have occurred in the service maintained by co-location providers which could recur. We also may rely on third party providers for components of our technology platform, such as hardware and software providers, credit card processors, and domain name registrars. A failure or limitation of service or available capacity by any of these third party providers could adversely affect our business and reputation.

OUR QUARTERLY RESULTS OF OPERATIONS MIGHT FLUCTUATE DUE TO CHANGES IN THE SEARCH
ENGINE BASED ALGORITHMS, WHICH COULD ADVERSELY AFFECT OUR REVENUE AND IN TURN
THE MARKET PRICE OF OUR COMMON STOCK.

            Our revenue will be heavily dependent on how search engines treat our content in their indexes. In the event search engines determine that our content is not high quality, such search engines may not rank our content as highly in their indexes resulting in a reduction in our traffic, which may cause lower than expected revenues. We are greatly dependent on a small number of major search engines, namely Google, Yahoo!, MSN, and AOL. Search engines tend to adjust their algorithms periodically and each adjustment tends to have an impact on how our content ranks in their indexes. These constant fluctuations could make it difficult for us to predict future revenues.

WE ARE SUSCEPTIBLE TO GENERAL ECONOMIC CONDITIONS, AND A DOWNTURN IN ADVERTISING
AND MARKETING SPENDING BY MERCHANTS COULD ADVERSELY AFFECT OUR OPERATING
RESULTS.

            Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact merchant-consumer transactions. If there were to be a general economic downturn that affected consumer activity in particular, however slight, then we would expect that business entities, including our merchant advertisers and potential merchant advertisers, could substantially and immediately reduce their advertising and marketing budgets. We believe that during periods of lower consumer activity, merchant spending on advertising and marketing is more likely to be reduced, and more quickly, than many other types of business expenses.
These factors could cause a material adverse effect on our operating results.

                                       21

WE DEPEND ON THE GROWTH OF THE INTERNET AND INTERNET INFRASTRUCTURE FOR OUR
FUTURE GROWTH AND ANY DECREASE OR LESS THAN ANTICIPATED GROWTH IN INTERNET USAGE
COULD ADVERSELY AFFECT OUR BUSINESS PROSPECTS.

            Our future revenue and profits, if any, depend upon the continued
widespread use of the Internet as an effective commercial and business medium.
Factors which could reduce the widespread use of the Internet include:

      o     possible disruptions or other damage to the Internet or
            telecommunications infrastructure;

      o     failure of the individual networking infrastructures of our merchant advertisers and distribution partners to alleviate potential overloading and delayed response times;

      o     a decision by merchant advertisers to spend more of their marketing dollars in offline areas;

      o     increased governmental regulation and taxation; and

      o     actual or perceived lack of security or privacy protection.

            In particular, concerns over the security of transactions conducted on the Internet and the privacy of users may inhibit the growth of the Internet and other online services, especially online commerce. In order for the online commerce market to develop successfully, we, and other market participants, must be able to transmit confidential information, including credit card information, securely over public networks. Any decrease or less than anticipated growth in
Internet usage could have a material adverse effect on our business prospects.

WE ARE EXPOSED TO RISKS ASSOCIATED WITH CREDIT CARD FRAUD AND CREDIT PAYMENT,
AND WE MAY SUFFER LOSSES AS A RESULT OF FRAUDULENT DATA OR PAYMENT FAILURE BY
MERCHANT ADVERTISERS.

            We may suffer losses as a result of payments made with fraudulent credit card data. Our failure to adequately control fraudulent credit card transactions could reduce any gross profit margin. In addition, under limited circumstances, we extend credit to merchant advertisers who may default on their accounts payable to us.

GOVERNMENT REGULATION OF THE INTERNET MAY ADVERSELY AFFECT OUR BUSINESS AND
OPERATING RESULTS.

            We may be subject to additional operating restrictions and regulations in the future. Companies engaging in online search, commerce and related businesses face uncertainty related to future government regulation of the Internet. Due to the rapid growth and widespread use of the Internet, legislatures at the federal and state levels are enacting and considering various laws and regulations relating to the Internet. Furthermore, the application of existing laws and regulations to Internet companies remains somewhat unclear. Our business and operating results may be negatively affected by new laws, and such existing or new regulations may expose us to substantial compliance costs and liabilities and may impede the growth in use of the
Internet.

                                       22

            The application of these statutes and others to the Internet search industry is not entirely settled. Further, several existing and proposed federal laws could have an impact on our business:

      o     The Digital Millennium Copyright Act and its related safe harbors, are intended to reduce the liability of online service providers for listing or linking to third-party web sites that include materials that infringe copyrights or other rights of others.

      o     The CAN-SPAM Act of 2003 and certain state laws are intended to regulate interstate commerce by imposing limitations and penalties on the transmission of unsolicited commercial electronic mail via the Internet.

            With respect to the subject matter of each of these laws, courts may apply these laws in unintended and unexpected ways. As a company that provides services over the Internet, we may be subject to an action brought under any of these or future laws governing online services. Many of the services of the
Internet are automated and companies, such as ours, may be unknowing conduits for illegal or prohibited materials. It is not known how courts will rule in many circumstances. For example, it is possible that courts could find strict liability or impose "know your customer" standards of conduct in certain circumstances in which case we could be liable for actions by others.

            We may also be subject to costs and liabilities with respect to privacy issues. Several Internet companies have incurred costs and paid penalties for violating their privacy policies. Further, it is anticipated that new legislation will be adopted by federal and state governments with respect to user privacy. Additionally, foreign governments may pass laws which could negatively impact our business or may prosecute us for our products and services based upon existing laws. The restrictions imposed by, and costs of complying with, current and possible future laws and regulations related to our business could harm our business and operating results.

FUTURE REGULATION OF SEARCH ENGINES MAY ADVERSELY AFFECT THE COMMERCIAL UTILITY
OF OUR SEARCH MARKETING SERVICES.

            The Federal Trade Commission ("FTC") has recently reviewed the way in which search engines disclose paid placements or paid inclusion practices to
Internet users. In 2002, the FTC issued guidance recommending that all search engine companies ensure that all paid search results are clearly distinguished from non-paid results, that the use of paid inclusion is clearly and conspicuously explained and disclosed and that other disclosures are made to avoid misleading users about the possible effects of paid placement or paid inclusion listings on search results. Such disclosures if ultimately mandated by the FTC or voluntarily made by us may reduce the desirability of any paid placement and paid inclusion services that we offer. We believe that some users may conclude that paid search results are not subject to the same relevancy requirements as non-paid search results, and will view paid search results less favorably. If such FTC disclosure reduces the desirability of our paid placement and paid inclusion services, and "click-throughs" of our paid search results decrease, the commercial utility of our search marketing services could be adversely affected.

                                       23

GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES RELATING TO THE INTERNET AND
ONLINE COMMERCE COULD NEGATIVELY IMPACT OUR INTERNET BUSINESS.

            Online commerce is relatively new and rapidly changing, and federal and state regulations relating to the Internet and online commerce are evolving.
Currently, there are few laws or regulations directly applicable to the Internet or online commerce on the Internet, and the laws governing the Internet that exist remain largely unsettled. New Internet laws and regulations could dampen growth in use and acceptance of the Internet for commerce. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity, and personal privacy is uncertain. The vast majority of those laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not expressly contemplate or address the unique issues presented by the
Internet and related technologies. Further, growth and development of online commerce have prompted calls for more stringent consumer protection laws, both in the U.S. and abroad. The adoption or modification of laws or regulations applicable to the Internet could have a material adverse effect on our Internet business operations. We also will be subject to regulation not specifically related to the Internet, including laws affecting direct marketers and advertisers.

            In addition, in 1998, the Internet Tax Freedom Act was enacted, which generally placed a three-year moratorium on state and local taxes on
Internet access and on multiple or discriminatory state and local taxes on electronic commerce. This moratorium was recently extended until November 1,
2007. We cannot predict whether this moratorium will be extended in the future or whether future legislation will alter the nature of the moratorium. If this moratorium is not extended in its current form, state and local governments could impose additional taxes on Internet-based transactions, and these taxes could decrease our ability to compete with traditional retailers and could have a material adverse effect on our business, financial condition, results of operations, and cash flow.

            In addition, several telecommunications carriers have requested that the Federal Communications Commission ("FCC") regulate telecommunications over the Internet. Due to the increasing use of the Internet and the burden it has placed on the current telecommunications infrastructure, telephone carriers have requested the FCC to regulate Internet service providers and impose access fees on those providers. If the FCC imposes access fees, the costs of using the
Internet could increase dramatically. This could result in the reduced use of the Internet as a medium for commerce, which could have a material adverse effect on our Internet business operations.

WE MAY INCUR LIABILITIES FOR THE ACTIVITIES OF USERS OF OUR SERVICE, WHICH COULD
ADVERSELY AFFECT OUR SERVICE OFFERINGS.

            The law relating to the liability of providers of online services for activities of their users and for the content of their merchant advertiser listings is currently unsettled and could damage our business, financial condition, and operating results. Our insurance policies may not provide

                                       24

coverage for liability arising out of activities of our users or merchant advertisers for the content of our listings. Furthermore, we may not be able to obtain or maintain adequate insurance coverage to reduce or limit the liabilities associated with our businesses. We may not successfully avoid civil or criminal liability for unlawful activities carried out by consumers of our services or for the content of our or their listings. Our potential liability for unlawful activities of users of our services or for the content of our or their listings could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources or to discontinue certain service offerings.

RISKS RELATING TO OUR COMMON STOCK

APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" LIMITS THE TRADING
AND LIQUIDITY OF OUR COMMON STOCK.

            Our Common Stock is quoted on the OTC Bulletin Board, and currently trades, and may continue to trade below $5.00 per share. Therefore, the Common
Stock is considered a "penny stock" and subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of our Common Stock and reducing the liquidity of an investment in our Common Stock.

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT
TO WIDE FLUCTUATIONS.

            The market price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors, including:

      o     announcements of new products or services by our competitors;

      o     fluctuations in revenue attributable to changes in the search engine based algorithms that rank the relevance of our content;

      o     quarterly variations in our revenues and operating expenses;

      o     announcements of technological innovations or new products or services by us; and

      o     sales of our Common Stock by our founders or other selling stockholders.

THERE MAY BE A LIMITED PUBLIC MARKET FOR OUR SECURITIES; AND WE MAY FAIL TO
QUALIFY FOR NASDAQ OR OTHER LISTING.

            There can be no assurance if and when initial listing criteria could be met or if such application would be granted, or that the trading of our
Common Stock will be sustained. In the event that our Common Stock fails to

                                       25

qualify for initial or continued inclusion in the NASDAQ system or for initial or continued listing on a registered stock exchange, trading, if any, in our
Common Stock, would then continue to be conducted on the NASD's "Electronic
Bulletin Board" in the over-the-counter market and in what are commonly referred to as "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our
Common Stock, and our Common Stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions, or other purposes.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, AND THESE FLUCTUATIONS MAY
CAUSE OUR COMMON STOCK PRICE TO FALL.

            Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses. If our results of operations do not meet the expectations of current or potential stockholders, the price of our Common Stock may decline.

THERE MAY BE A LIMITED PUBLIC MARKET FOR SHARES OF OUR COMMON STOCK, WHICH MAY
MAKE IT DIFFICULT FOR STOCKHOLDER TO SELL THEIR SHARES.

            An active public market for shares of our Common Stock may not develop, or if one should develop, it may not be sustained. Therefore, stockholders may not be able to find purchasers for their shares of Common
Stock.

COMMON STOCK IS CONTROLLED BY INSIDERS.

            The founders of Relationserve and sellers of Omni Point and
Friendsand and their transferees beneficially own in excess of 50% of the outstanding shares of our Common Stock. Such concentrated control may adversely affect the price of our Common Stock. These principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of Common Stock in the event we were to have an opportunity to merge with a third party or enter into different transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control. Accordingly, these stockholders will have the power to control the election of all of our directors and the approval of actions for which the approval of our stockholders is required. A stockholder may have no effective voice in our management.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

            We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans, and the terms of any credit agreements that we may be a party to at the time. Accordingly, stockholders must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

                                       26

NEVADA ANTI-TAKEOVER LAWS.

            Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our Company.

DELAWARE REINCORPORATION.

            We expect to submit a proposal to our stockholders that would authorize a parent-subsidiary merger of our Company with our wholly-owned subsidiary or similar action at which time the provisions of Nevada law described herein will cease to apply to us and our stockholders. Following such reincorporation, Relationserve (Delaware) would be the issuer of our securities and provisions of Delaware law would apply to our management and operations.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

            This Current Report on Form 8-K contains "forward-looking
statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond he
Company's control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

      o     adverse economic conditions;

      o     inability to raise sufficient additional capital to implement our business plan;

      o     intense competition;

      o     unexpected costs and operating deficits, and lower than expected sales and revenues;

      o     adverse results of any legal proceedings;

      o     inability to satisfy customers;

      o     the volatility of our operating results and financial condition;

      o     inability to attract or retain qualified senior management personnel; and

      o     other specific risks that may be alluded to in this Report.

                                       27

            All statements, other than statements of historical facts, included in this Report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this Report, the words "will," "may," "believe," "anticipate," "intend," "estimate," "expect,"
"project," "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Report. We do not undertake any obligation to update any forward-looking statements or other information contained herein. Stockholders should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Report are reasonable, no one can assure that these plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from expectations expressed herein are described under "Cautionary Statements" and elsewhere in this Report.
These cautionary statements qualify all forward-looking statements attributable to information provided in this Report on our behalf or on behalf of persons acting on our or their behalf.

            Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure stockholders of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.
We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
            OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

            In connection with the Merger, on June 10, 2005, the Company assumed a promissory note in the amount of $700,000 by us in favor of Stacy McCall (the
"Note").

            Relationserve issued the Note in connection with the acquisition of
Friendsand. The entire principal amount and accrued interest is due and payable on May 13, 2007. The Note can be accelerated as to 50% of the principal amount, and accrued interest, upon closing of a transaction in which $5,000,000 is raised through a private placement or public offering and as to the balance, upon a closing of a transaction in which $10,000,000 is raised.

            In addition, upon the occurrence and during the continuation of an
Event of Default (as defined in the Note), at the option of the holder of the
Note, the entire principal and accrued unpaid interest on the Note becomes immediately due and payable.

                                       28

ITEM 3.02 UNREGISTERED SALES OF UNREGISTERED SECURITIES

            The following information is furnished with regard to all securities sold within the past three years that were not registered under the Securities
Act of 1933, as amended (the "Securities Act") is based upon information in our
SEC filings for periods prior to the Merger. The issuances described hereunder were made in reliance upon the exemptions from the registration set forth in
Section 4(2) of the Securities Act or Regulation D, of the Securities Act. None
of the foregoing transactions involved a distribution or public offering.

            On May 14, 2004, we issued 6,800,000 shares of Common Stock to Mr.
Scott Young, the Company's former President, Chief Financial Officer and sole director. Mr. Young acquired these shares at a price of $0.01 per share. We received $68,000 from this offering. These shares were issued pursuant to
Section 4(2) of the Securities Act and are restricted shares as defined in the
Securities Act. We did not engage in any general solicitation or advertising.

            We completed an offering of 3,210,000 shares of Common Stock at a price of $0.01 per share to a total of seven purchasers on June 8, 2004. The total amount the Company received from this offering was $32,100. The Company completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to the Company that he was a non-US person as defined in
Regulation S. The Company did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. The
Company requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each investor was given adequate access to sufficient information about the Company to make an informed investment decision. None of the securities were sold through an underwriter.

            The Company completed an offering of 6,500 shares of our common stock at a price of $0.25 per share to a total of forty-three purchasers on July
30, 2004. The total amount the Company received from this offering was $1,625.
The Company completed the offering pursuant to Regulation S of the Securities
Act. Each purchaser represented to the Company that he was a non-US person as defined in Regulation S. The Company did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about the Company to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts. The Company paid a commission of approximately $145 with respect to this offering.

            Pursuant to the Merger, we acquired all of the outstanding capital stock of Relationserve in exchange for 13,326,000 shares of our Common Stock. We also assumed warrants to purchase 6,550,000 shares of our Common Stock issued by
Relationserve. These shares and warrants were issued pursuant to and exception from registration pursuant to Section 4(2) of the Securities Act and are restricted securities as defined in the Securities Act.

            On May 24, 2005, the Company entered into an Independent Consulting
Agreement with Summit Financial Partners, LLC. Under the terms of the Agreement,
Summit Financial Partners, LLC. is to provide investor relations and similar services in exchange for issuance of 1,050,000 shares of Common Stock. A copy of the Agreement is annexed hereto as Exhibit 2.6.

                                       29

            On April 20, 2005 Relationserve commenced a private offering of up to $1,000,000 Units, each Unit consisted of 50,000 shares of Relationserve common stock with warrants to purchase 25,000 shares of Relationserve common stock exercisable at $2.00 per share (the "Offering"). Relationserve received and accepted $1,125,000 of subscriptions. The Units were issued in reliance on an exemption from registration provided under Regulation D of the Securities Act and are restricted shares as defined by the Securities Act.

            On May 16, 2005 Relationserve executed agreements for the
acquisition of Omni Point and Friendsand and issued 8,000,000 shares of
Relationserve common stock. These shares were issued pursuant to 4(2) of the
Securities Act and are restricted shares as defined in the Securities Act.

            Relationserve's founders received 4,001,000 shares of Relationserve common stock and 6,000,000 warrants in connection with their efforts and for providing the bridge loan advances and negotiating the Company's initial acquisitions. The exercise price of the warrants issued to bridge loan holders is $0.25 per share. These shares were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

            The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

            As of June 10, 2005, upon effectiveness of the Merger, Morgan &
Company was replaced as our independent accountant and McKean, Paul, Chrycy,
Fletcher & Co. appointed as independent accountant to audit our financial statements. The reason for the replacement of Morgan & Company was that following the Merger our business unit and operation is the former Internet marketing business of Omni Point which was audited by McKean, Paul, Chrycy,
Fletcher & Co. We believe that it is in our best interests to have McKean, Paul,
Chrycy, Fletcher & Co. continue to work with our business, and therefore, we expect to retain McKean, Paul, Chrycy, Fletcher & Co. as our new independent auditors. McKean, Paul, Chrycy, Fletcher & Co. is located at 2419 E. Commercial
Blvd., Suite 302, Ft. Lauderdale, Florida 33308.

            The reports of Morgan & Company from our inception in April 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

            From the Company's inception in April 2004, there were no
disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Morgan & Company, would have caused it to make reference to the matter in connection with its reports. There were no
"reportable events" as that term is described in Item 304(a)(1)(v) of Regulation
S-B.

            Appointment of McKean, Paul, Chrycy, Fletcher & Co. is expected to be recommended and approved by our Board of Directors during 2005. From our inception in April 2004, we did not consult McKean, Paul, Chrycy, Fletcher & Co.
regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of
Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of
Regulation S-B.

                                       30

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT.

            As described in Item 1.01, on June 10, 2005 a change in control occurred.

            The following table sets forth information regarding the number of shares of Common Stock beneficially owned on June 10, 2005, giving effect to the
Merger, by each person who is known by the Company to beneficially own 5% or more of the Company's Common Stock, each of the Company's directors and executive officers, and all of the Company's directors and executive officers, as a group. On June 10, 2005, there were 23,342,500 shares of Common Stock outstanding, the Company's Transfer Agent had not yet canceled 6,800,000 shares of Common Stock contemplated by the Merger Agreement and the selling stockholders had not yet sold the 3,203,000 shares of Common Stock contemplated by the Merger Agreement:

                                       31

                                                        NUMBER OF          PERCENTAGE
                                                          SHARES           OF SHARES
                                                       BENEFICIALLY       BENEFICIALLY
                                                          OWNED               OWNED
                                                      --------------     --------------
MHB Trust                                              7,000,000 (1)          25.8%
Omni Point Marketing, LLC                              3,500,000 (2)          15.1%
Boston Technology Group Inc.                           4,500,000              19.4%
Scott Young                                            6,800,000 (3)          29.4%
Danielle Karp (Director and Executive Officer)                 0 (2)             --
All directors and executive officers as a group                0 (2)             --
(1 person)
      (1)   Includes presently exercisable warrants to purchase 4,000,000 shares of Common Stock at $0.25 per share.
      (2)   On June 13, 2005, Omni Point Marketing, LLC, authorized an award of
            430,000 shares of Common Stock to Ms. Karp, our President,
            Secretary, and sole director.
      (3)   Subsequent to the date of the Merger, Mr. Young forfeited all
            6,800,000 shares of Common Stock which have been tendered to the
            Company's Transfer Agent for cancellation.

            The Company's Board of Director's currently is composed of one director, Danielle Karp. Ms. Karp shall hold office until the next annual meeting of stockholders and the election and qualification of her successor. The
Company intends to appoint a majority of directors that are considered
"independent" under the SEC's independence standards. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. Ms.
Karp, is also our President and Secretary.

            No arrangement or understanding exists among present or former controlling stockholders with respect to the election of members of the
Company's Board of Directors and, to the Company's knowledge, no other arrangement exists that might result in a change of control in the future.

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

            As a result of the Merger, the Company's director and officer prior to the Merger, Scott Young resigned effective June 10, 2005 from all positions with the Company.

                                       32

            The following table sets forth information regarding the members of our Board of Directors and our executive officers following the Merger. The directors listed below will serve until the next annual meeting of shareholders.

Name                 Age           Position
----                 ---           --------
Danielle Karp        32            President, Secretary, Sole Member of the
                                   Board of Directors

Please see Item 2.01, Management of Relationserve, for a full background on Ms. Karp.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

            In connection with the Merger, and as a result of adoption of the financial statements of Relationserve, as our financial statements we will hereafter utilize a different fiscal year from that used in our most recent filing with the Securities and Exchange Commission. Our fiscal year end hereafter shall be December 31. We do not maintain any class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, and therefore no proxy statement or information statement has been filed or distributed to stockholders.

            On June 15, 2005 we filed with Secretary of State of Nevada a
Certificate of Amendment to our Articles of Incorporation changing our name to
Relationserve Media, Inc. The amendment also adopted as the purpose of the company "All General Legal Business Purposes." We also amended our By-Laws to change our name to Relationserve Media, Inc.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

            On June 10, 2005, the Company closed on the transactions described in Item 1.01, Item 2.01 and Item 3.02 of this Current Report on Form 8-K. The
Financial Statements of Relationserve a wholly-owned subsidiary, are filed pursuant to Item 9.01(a)(4) (included herein as Exhibit 99.1).

            In accordance with Instruction 4 of this Item 9.01, financial statements and pro forma information, if any, required by this Item will be filed by an amendment to this initial Report on Form 8-K as soon as practicable, but in no event later than 71 days after this Initial Report is required to be filed.

(b)   EXHIBITS

Exhibit No.      Exhibits
-----------      --------
2.1              Agreement of Merger and Plan of Reorganization among Chubasco
                 Resources Corp., Reland Acquisition, Inc. and Relationserve,
                 Inc. dated June 10, 2005

2.2              Certificate of Merger of Reland Acquisition, Inc. with and into
                 Relationserve, Inc. dated June 10, 2005

                                       33

2.3              Asset Purchase Agreement by and among Relationserve Access,
                 Inc., Omni Point Marketing, LLC, Cobalt Holdings, LLC and
                 McCall and Estes Advertising, Inc. dated May 12, 2005

2.4              Agreement and Plan of Merger between Friends Acquisition, Inc.
                 and Friendsand LLC dated May 13, 2005

2.5              Note Purchase Agreement by and between Relationserve, Inc., JH
                 Associates, Inc. and GRQ Consultants, Inc. dated April 1, 2005

2.6              Independent Consulting Agreement by and between Relationserve,
                 Inc. and Summit Financial Partners, LLC. dated May 24, 2005

2.7              Promissory Note by Relationserve, Inc. payable to the order of
                 Stacy McCall dated May 13, 2005

2.8              Form of Warrant to purchase Common Stock of Relationserve, Inc.

3.1              Certificate of Amendment to Articles of Incorporation of
                 Chubasco Resources Corp. dated June 15, 2005

3.2              Amended and Restated By-Laws of Relationserve Media, Inc.

99.1             Audited Financial Statements for the years ended December 31,
                 2004 and December 31, 2003, for Omni Point Marketing, LLC, a
                 Florida limited liability company

                                       34

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2005                 By: /s/ Danielle Karp
                                         ---------------------------------------
                                         Name:  Danielle Karp
                                         Title: President and Secretary

                                       35